Exhibit (e) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                               BT INVESTMENT FUNDS
                             DISTRIBUTION AGREEMENT


      AGREEMENT made as of the 11th day of August, 1998, by and between BT Investment Funds, a Massachusetts business trust, with its principal office and place of business at 130 Liberty Street (One Bankers Trust Paza), New York, NY 10006 (the "Trust"), and ICC Distributors, Inc., a Delaware corporation with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Distributor").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, may issue its shares of beneficial interest (the "Shares") in separate series and classes and continuously offers for sale its Shares to the public; and

      WHEREAS, the Distributor is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

      WHEREAS, the Trust offers Shares in one or more series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 16 hereof, being herein referred to as a "Series," and collectively as the "Series") and the Trust offers shares of one or more classes (each such class together with all other classes subsequently established by a Series being herein referred to as a "Class," and collectively as the "Classes");

      WHEREAS, the Trust desires that the Distributor offer the Shares of each Series and Class thereof to the public and the Distributor is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Trust and facilitate the distribution of the Shares;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Distributor hereby agree as follows:

      SECTION 1.  DELIVERY OF DOCUMENTS AND APPOINTMENT

      (a) The Trust has delivered to the Distributor properly certified or authenticated copies of its Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"), the Trust's Notification of Registration filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, the Trust's Registration Statement and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement") and its current Prospectuses and Statements of Additional Information (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing, each properly certified or authenticated. In addition, the Trust shall furnish the Distributor with properly certified or authenticated copies of all documents, notices and reports filed with the SEC.

      (b) The Trust has delivered to the Distributor certified copies of the resolutions of the Board of Trustees (the "Board") authorizing the appointment of the Distributor as distributor and approving this Agreement.

      (b) The Trust hereby appoints the Distributor as its principal underwriter and distributor to sell its Shares to the public and hereby agrees during the term of this Agreement to sell its Shares to the Distributor upon the terms and conditions herein set forth.

      SECTION 2.  EXCLUSIVE NATURE OF DUTIES

      The Distributor shall be the exclusive representative of the Trust to act as its principal underwriter and distributor except that the rights given under this Agreement to the Distributor shall not apply to Shares issued in connection with the merger, consolidation or reorganization of any other investment company with the Trust; the Trust's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by the Trust's shareholders of dividends or other distributions or any other offering by the Trust of securities to its shareholders.

      SECTION 3.  PURCHASE OF SHARES; OFFERING OF SHARES

      (a) The Distributor shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Trust as shall then be effectively registered under the Securities Act placed with the Distributor by investors or securities dealers or depository institutions or other financial intermediaries acting as agent for their customers or on their own behalf. Alternatively, the Distributor may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Trust as shall then be effectively registered under the Securities Act. The Distributor will promptly forward all orders and subscriptions for Shares of the Trust. The price which the Distributor shall pay for Shares purchased by it from the Trust shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. The price at which the Distributor shall offer and sell Shares to investors shall be the public offering price, as set forth in Section 3(b) hereof. The Distributor may sell Shares to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers that have entered into agreements with the Distributor pursuant to Section 9 hereof or acting on their own behalf. The Trust reserves the right to sell its Shares directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to the Distributor hereunder.

      (b) The public offering price of the Shares of the Trust, i.e., the price per Share at which the Distributor or selected dealers or selected agents (each as defined in Section 11 hereof) may sell Shares to the public or to those persons eligible to invest in Shares as described in the Trust's Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Trust or Class thereof under the Securities Act, relating to such Shares, but not to exceed the net asset value at which the Distributor, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Trust will advise the Distributor of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Trust.

      (c) The net asset value per Share of each Series or Class thereof shall be determined by the Trust, or an agent of the Trust, as of the close of The New York Stock Exchange, Inc. ("NYSE") or such other time as set forth in the applicable Prospectus on the Trust business day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

      (d) The Trust reserves the right to suspend the offering of Shares of any Class at any time in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer Shares of the Trust or Classes thereof specified in the notice.

      (e) The Trust, or any agent of the Trust designated in writing to the Distributor by the Trust, shall be promptly advised by the Distributor of all purchase orders for Shares received by the Distributor and all subscriptions for Shares obtained by the Distributor as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust (or its agent) will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment thereof, will issue such Shares in uncertificated or certificated (if permitted) form pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

      SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES

      (a) Any of the outstanding Shares of the Trust may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Trust's Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of the Trust shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares or their cost, whichever is less. Shares for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares.

      (b) The Trust or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to the Distributor in accordance with the Distributor's instructions on or before the third business day subsequent to each calendar month-end.

      (c) Redemption of Shares or payment therefor may be suspended at times when the NYSE is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by the Trust is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the SEC so permits.

      SECTION 5.  DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

      (a) The Distributor shall use reasonable efforts to sell Shares of the Trust upon the terms and conditions contained herein and in the then current Prospectus. The Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In selling Shares of the Trust, the Distributor shall comply with the requirements of all federal and state laws relating to the sale of the Shares. None of the Distributor, any selected dealer, any selected agent or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in the Trust's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents.

      (c) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and any other applicable self-regulatory organization.

      (d) The Distributor will perform its duties hereunder under the supervision of and in accordance with the directives of the Board. The Distributor will perform its duties hereunder in accordance with the Trust's Organic Documents and Prospectuses and with the instructions and directions of the Board and will conform to and comply with the requirements of the 1940 Act, the Securities Act and other applicable laws.

      (e) The Distributor shall provide the Board with a written report of the amounts expended in connection with this Agreement as requested by the Board.

      (f) The Distributor shall be responsible for reviewing and making any filings of advertisements ands sales literature relating to the Trust that have been furnished to the Distributor.

      (g) The Distributor represents and warrants to the Trust that:

      (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and it is duly qualified to carry on its business in the State of Maine;

      (ii) It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

      (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

      (iv) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

      (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

      (vi) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Trust if its membership in the NASD is terminated or suspended; and

      (vii) The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

      (h) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, the Distributor makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

      SECTION 6.  DUTIES AND REPRESENTATIONS OF THE FUND

      (a) The Trust shall furnish to the Distributor copies of all financial statements and other documents to be delivered to shareholders or investors at least two Trust business days prior to such delivery and shall furnish the Distributor copies of all other financial statements, documents and other papers or information which the Distributor may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to the Distributor the number of copies of its Prospectuses as the Distributor shall reasonably request.

      (b) The Trust shall take, from time to time, subject to the approval of its Board and any required approval of its shareholders, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

      (c) The Trust shall register or qualify its Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States") as the Trust, in its sole discretion shall determine. Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such registration or qualification.

      (d) The Trust represents and warrants to the Distributor that:

      (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

      (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

      (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

      (iv) It is registered as an open-end management investment company with the SEC under the 1940 Act;

      (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

      (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

      (vii) The performance by the Trust of its obligations hereunder does not and will not contravene any provision of its Declaration of Trust.

      (viii) The Trust's Registration Statement is currently effective and will remain effective with respect to all Shares of the Trust's Series and Classes thereof being offered for sale;

      (ix) It will use its best efforts to ensure that its Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

      (x) It will use its best efforts to ensure that (A) its Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder, (B) all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be and (C) neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

      (xi) It will from time to time file such amendment or amendments to its Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

      (xii) It shall not file any amendment to its Registration Statement or Prospectuses without giving the Distributor reasonable advance notice thereof (which shall be at least three Trust business days); provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to its Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

      (xiii) It will use its best efforts to ensure that (A) any amendment to its Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder, (B) all statements of fact contained in the Registration Statement or Prospectuses will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be and (C) no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

      SECTION 7.  STANDARD OF CARE

      (a) The Distributor shall use its best judgment and efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing. The Distributor shall not be liable to the Trust or any of the Trust's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Distributor's duties or obligations under this Agreement or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement

      (b) The Distributor shall not be liable to the Trust for any action taken or failure to act in good faith reliance upon:

      (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to the Distributor;

      (ii) any oral instruction which the Distributor receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

      (iii) any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

      (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

      (c) The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Distributor's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent the Distributor's obligations hereunder are to oversee or monitor the activities of third parties, the Distributor shall not be liable for any failure or delay in the performance of the Distributor's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Distributor.

      SECTION 8.  INDEMNIFICATION

      (a) The Trust will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act ("Distributor Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Distributor Indemnitee may incur, under the Securities Act, under the securities laws of the various States or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, or arising out of or based upon any filing made with the regulatory authorities of any State unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration Statement, exhibits to the Registration Statement or filings made with the regulatory authorities of any State by or on behalf of the Distributor ("Distributor Claims").

      After receipt of the Distributor's notice of termination under Section 13(e) of this Agreement, the Trust shall indemnify and hold each Distributor Indemnitee free and harmless from and against any Distributor Claim; provided, that the term Distributor Claim for purposes of this sentence shall mean any Distributor Claim related to the matters for which the Distributor has requested amendment to the Trust's Registration Statement and for which the Trust has not filed a Required Amendment, regardless of with respect to such matters whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Trust by or on behalf of the Distributor.

      (b) The Trust may assume the defense of any suit brought to enforce any Distributor Claim and may retain counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be withheld unreasonably. The Trust shall advise the Distributor that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Trust assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Trust does not assume the defense of any such suit, or if Distributor does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust, the Trust will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld or delayed.

      (c) The Distributor will indemnify, defend and hold the Trust and its several officers and trustees (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

      (i) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of the Distributor; or

      (ii) any act of, or omission by, the Distributor or its sales representatives that does not conform to the standard of care set forth in
      Section 7 of this Agreement (collectively, "Trust Claims").

      (d) The Distributor may assume the defense of any suit brought to enforce any Trust Claim and may retain counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be withheld unreasonably. The Distributor shall advise the Trust that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Distributor assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Distributor does not assume the defense of any such suit, or if the Trust does not approve of counsel chosen by the Distributor or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Distributor, the Distributor will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Trust Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, which consent shall not be unreasonably withheld or delayed.

      (e) The Trust's and the Distributor's obligations to provide indemnification under this Section is conditioned upon the Trust or the Distributor receiving notice of any action brought against a Distributor Indemnitee or Trust Indemnitee, respectively, by the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Distributor Indemnitee or Trust Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

      (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee or Trust Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by the Distributor. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Distributor Indemnitee or Trust Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

      (g) The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of its Shares.

      (h) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require the Distributor to take any action contrary to any provision of its Articles of Incorporation or Bylaws or any applicable statute or regulation; provided, however, that neither the Trust nor the Distributor may amend their Organic Documents or Articles of Incorporation and Bylaws, respectively, in any manner that would result in a violation of a representation or warranty made in this Agreement, except if required by any applicable statute or regulation.

      (i) Nothing contained in this section shall be construed to protect the Distributor against any liability to the Trust or the security holders of the Trust to which the Distributor would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.

      SECTION 9.  NOTIFICATION TO THE DISTRIBUTOR

      The Trust shall advise the Distributor immediately: (i) of any request by the SEC for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

      SECTION 10.  COMPENSATION; EXPENSES

      (a) In consideration of the Distributor's services in connection with the distribution of Shares of the Trust and each Class thereof, the Distributor shall receive: (i) from the Trust, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares and (ii) from the Trust, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A (the "Service Fee"). The Service Fee shall be accrued daily by each applicable Trust or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Trust business day after month-end, at the rate or in the amounts set forth in Appendix A.

      (b) The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Series and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to the Distributor as promptly as possible after each month end.

      (c) Except as specified in Sections 8 and 10(a) of this Agreement, the Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Trust's investment advisors, other service providers or their respective affiliates (collectively, the "Advisor") for its services hereunder or for additional services all as may be agreed to between the Advisor and the Distributor. Notwithstanding anything in this Agreement to the contrary, to the extent the Distributor receives compensation from the Advisor that is disclosed to the Board, the Trust will indemnify, defend and hold each Distributor Indemnitee free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) related in any way to such payment.

      (d) The Trust shall be responsible and assumes the obligation for payment of all its expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

      (e) The Trust shall bear the cost and expenses (i) of the registration of its Shares for sale under the Securities Act; (ii) of the registration or qualification of its Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, or its Series or the Classes thereof (but not the Distributor) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification. The Distributor shall pay all expenses relating to the Distributor's broker-dealer qualification.

      SECTION 11.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

      (a) The Distributor shall have the right to enter into sub-distribution agreements with securities dealers of its choice ("selected dealers") and with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that all such agreements shall be in substantially the form of agreement as set forth in Appendix B hereto or such other form as approved by the Trust. Shares of each Series or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. The Distributor shall offer and sell Shares of the Trust only to such selected dealers as are members in good standing of the NASD. The Distributor shall have the right to enter into shareholder servicing agreements with financial intermediaries of its choice; provided, that all such agreements shall be in substantially the form of agreement as approved by the Trust.

      (b) The Distributor will supervise the Trust's relationship with selected dealers and agents and may make payments to those selected dealers and agents in such amounts as the Distributor may determine from time to time in its sole discretion. The amount of payments to selected dealers and agents by the Distributor may be reviewed by the Board from time to time; provided, however, that no payment by the Distributor to any selected dealer or agent with respect to a Share shall exceed the amount of payments made to the Distributor hereunder with respect to that Share.

      SECTION 12.  CONFIDENTIALITY

      The Distributor agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may:

      (i) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

      (ii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

      (iii) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld;

provided, however, that the Distributor may release any information regarding the Trust without the consent of the Trust if the Distributor reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust.

      SECTION 13.  EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective with respect to each series or class listed in Appendix A on August 11, 1998. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Trust.

      (b) This Agreement shall continue in effect with respect to a Series Trust for a period of one year from its effectiveness and thereafter shall continue in effect with respect to the Series until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Trust and (ii) by a vote of a majority of Trustees of the Trust (I) who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and
(II) with respect to each Class of a Series for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the Class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

      (c) This Agreement may be terminated at any time with respect to a Series, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Series or, with respect to each Class for which there is an effective Plan, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on 60 days' written notice to the Distributor or (ii) by the Distributor on 60 days' written notice to the Trust.

      (d) This Agreement shall automatically terminate upon its assignment and upon the termination of the Distributor's membership in the NASD.

      (e) If the Trust does not file a Required Amendment within fifteen days following receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement immediately.

      (f) The obligations of Sections 5(e), 6(d), 8, 9 and 10 of this Agreement shall survive any termination of this Agreement with respect to a Series or Class thereof.

      SECTION 14.  NOTICES

      Any notice required or permitted to be given hereunder by the Distributor to the Trust or the Trust to the Distributor shall be deemed sufficiently given if personally delivered or sent by telegram, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Trust or the Distributor, as the case may be, at their respective principal places of business.

      SECTION 15.  ACTIVITIES OF THE DISTRIBUTOR

      Except to the extent necessary to perform the Distributor's obligations hereunder, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of the Distributor's employees, agents, officers or directors who may also be a director, officer or employee of the Trust, or affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

      SECTION 16.  ADDITIONAL FUNDS AND CLASSES

      In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Series and Classes under this Agreement upon approval of this Agreement by the Trust with respect to the series of Shares or class of Shares and the execution of an amended Appendix A reflecting the applicable names and terms. The Distributor may elect not to make any such series or classes subject to this Agreement.

      SECTION 17.  MISCELLANEOUS

      (a) The Distributor shall not be liable to the Trust and the Trust shall not be liable to the Distributor for consequential damages under any provision of this Agreement except that Distributor Claims, as that term is used in
Section 8(a) of this Agreement, shall include consequential damages related to, arising out of or based upon any filing made with the regulatory authorities of any State.

      (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Distributor and the Trust.

      (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Maryland.

      (d) This Agreement constitutes the entire agreement between the Distributor and the Trust and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

      (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (h) No affiliated person, employee, agent, officer or director of the Distributor shall be liable at law or in equity for the Distributor's obligations under this Agreement.

      (i) The Trust shall be liable to the Distributor only with respect to those Series and Classes of the Trust and the Distributor shall look solely to the Trust to satisfy any liability of a Series or Class thereof to the Distributor.

      (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

      (k) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

      (l) The Distributor is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and the Distributor shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust or any of them.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    BT INVESTMENT FUNDS


                                    By: /s/ JAY S. NEUMAN
                                          Name: Jay S. Neuman
                                            Secretary

                                    ICC DISTRIBUTORS, INC.


                                    By: /s/ JOHN Y. KEFFER
                                          John Y. Keffer
                                            President

                                     - A1 -
                               BT INVESTMENT FUNDS
                             DISTRIBUTION AGREEMENT


                                   APPENDIX A
                              AS OF AUGUST 11, 1998

  ---------------------------------------------------------------------
                                                               SERVICE
  SERIES                                  DISTRIBUTION FEE       FEE
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Capital Appreciation Fund                     None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  BT Investment Lifecycle Short Range           None            None
  Fund
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  BT Investment Lifecycle Mid Range             None            None
  Fund
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  BT Investment Lifecycle Long Range            None            None
  Fund
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Cash Management Fund                          None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Treasury Money Fund                           None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Tax Free Money Fund                           None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  NY Tax Free Money Fund                        None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  International Equity Fund                     None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Intermediate Tax Free Fund                    None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Global High Yield Securities Fund             None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Latin American Equity Fund                    None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Small Cap Fund                                None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Pacific Basin Equity Fund                     None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  International Small Company Equity            None            None
  Fund
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  Global Emerging Markets Equity Fund           None            None
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------
  BT Enhanced Stable Value Fund                 None            .25%
  ---------------------------------------------------------------------

                                     - B1 -
                               BT INVESTMENT FUNDS
                             DISTRIBUTION AGREEMENT


                                   APPENDIX B
                      [FORM OF SUB-DISTRIBUTION AGREEMENT]


                           SUB-DISTRIBUTION AGREEMENT



                                          [Date]




Ladies and Gentlemen:

      ICC Distributors, Inc. ("ICC"), a Delaware corporation, serves as distributor (the "Distributor") of the BT Investment Funds (the "Trust"). The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust offers its shares ("Shares") to the public in accordance with the terms and conditions contained in the Prospectus of each series of the Trust as set forth in Appendix A to this Sub-Distribution Agreement. The term "Prospectus" as used herein refers to each prospectus on file with the Securities and Exchange Commission which is part of the registration statement of the Trust under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer (and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

      1. PARTICIPATING DEALER. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of Shares and to transmit to the Trust such orders and the payment made therefore, (ii) to accept orders for the redemption of Shares and to transmit to the Trust such orders and all additional material as may be required to complete the redemption and (iii) to assist shareholders with the foregoing and other matters relating to their investments in each series of the Trust, in each case subject to the terms and conditions set forth in the Prospectus of each series. You are to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy. You further agree to undertake from time to time certain shareholder servicing activities for customers of yours who have purchased Shares and who use your facilities to communicate with the Trust or to effect redemptions or additional purchases of the Shares.

      2. LIMITATION OF AUTHORITY. No person is authorized to make any representations concerning the Trust or the Shares except those contained in the Prospectus of each Fund and in such printed information as the Distributor may subsequently prepare. No person is authorized to distribute any sales material relating to any Fund without the prior written approval of the Distributor.

      3. COMPENSATION. The Distributor will pay compensation for such services, if applicable, as agreed upon from time to time for each series of the Trust.

      4. PROSPECTUS AND REPORTS. You agree to comply with the provisions contained in the Securities Act governing the distribution of prospectuses to persons to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectus of the relevant series to purchasers whose Shares you are holding as record owner and to deliver to such persons copies of the annual and interim reports and proxy solicitation materials of the series. We agree to furnish to you as many copies of each Prospectus, annual and interim reports and proxy solicitation materials as you may reasonably request.

      5. QUALIFICATION TO ACT. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). Your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You agree that in performing the services under this Agreement, you at all times, will comply with the Conduct Rules (formerly the Rules of Fair Practice) of the NASD, including, without limitation, the provisions of Rule 2830 (formerly Section 26) of such Rules. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the relevant prospectus and provisions of the Agreement.

      6. BLUE SKY. The series of the Trust have registered an indefinite number of Shares under the Securities Act. The Trust intends to make appropriate notice filings in certain states where such filing is required. We will inform you as to the states or other jurisdictions in which we believe the Shares are eligible for sale under the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares are eligible to be sold. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

      7. AUTHORITY OF TRUST. The Trust shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares.

      8. RECORD KEEPING. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with its operations and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

      9. LIABILITY. The Distributor shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provisions of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

      10. TERMINATION. This Agreement may be terminated by either party, without penalty, upon ten days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time for the Trust without penalty by the vote of a majority of the members of the Board of Trustees who are not "interested persons" (as such phrase is defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Distribution Agreement between such Trust and the Distributor or by the vote of a majority of the outstanding voting securities of the Trust.

      11. COMMUNICATIONS. All communications other than this agreement and those pertaining to this agreement should be sent to the address listed below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

                        [TA Address]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of this Agreement to:

                        [----------]
                        C/O ICC DISTRIBUTORS, INC.
                        ATTN: DEALER SERVICES
                        P.O. BOX 7558
                        PORTLAND, MAINE 04101



                                          ICC Distributors, Inc.
                                          By:  Benjamin L. Niles
                                               Vice President

Confirmed and accepted:

      Firm Name:

      By:
                                   Signature


                            Printed Name and Title

      Date:

      Address:





      Clears Through:

      Phone No.:

                               BT INVESTMENT FUNDS
                           SUB-DISTRIBUTION AGREEMENT


                                   APPENDIX A
                              AS OF AUGUST 11, 1998


  -------------------------------------

  SERIES
  -------------------------------------
  -------------------------------------
  Capital Appreciation Fund
  -------------------------------------
  -------------------------------------
  BT Investment Lifecycle Short Range
  Fund
  -------------------------------------
  -------------------------------------
  BT Investment Lifecycle Mid Range
  Fund
  -------------------------------------
  -------------------------------------
  BT Investment Lifecycle Long Range
  Fund
  -------------------------------------
  -------------------------------------
  Cash Management Fund
  -------------------------------------
  -------------------------------------
  Treasury Money Fund
  -------------------------------------
  -------------------------------------
  Tax Free Money Fund
  -------------------------------------
  -------------------------------------
  NY Tax Free Money Fund
  -------------------------------------
  -------------------------------------
  International Equity Fund
  -------------------------------------
  -------------------------------------
  Intermediate Tax Free Fund
  -------------------------------------
  -------------------------------------
  Global High Yield Securities Fund
  -------------------------------------
  -------------------------------------
  Latin American Equity Fund
  -------------------------------------
  -------------------------------------
  Small Cap Fund
  -------------------------------------
  -------------------------------------
  Pacific Basin Equity Fund
  -------------------------------------
  -------------------------------------
  International Small Company Equity
  Fund
  -------------------------------------
  -------------------------------------
  Global Emerging Markets Equity Fund
  -------------------------------------
  -------------------------------------
  BT Enhanced Stable Value Fund
  -------------------------------------